Exhibit 10.7

FORM OF CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of [●], 2023 (the “Effective Date”), by and among Sun Life (U.S.) HoldCo 2020, Inc., a Delaware corporation (“Sun Life”), BGO Genesis Holding LLC, a Delaware limited liability company (the “Company”), BGO Industrial Real Estate Income Trust, Inc. (formerly BentallGreenOak Industrial Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”), and BGO IREIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” and, together with the REIT, the “Investor”).

RECITALS

I.       As of the date hereof, Sun Life has made the Preferred Equity Investment (as such term is defined in the Limited Liability Company Agreement of the Company (the “Company Operating Agreement”)) in the Company;

II.      Pursuant to the Section 9.07 of the Company Operating Agreement, upon notice from BGO Manager (as defined in the Company Operating Agreement) (the “Preferred Equity Conversion Event Notice”), the Members shall take such actions as are directed by BGO Manager to cause the Preferred Equity Conversion Event (as such term is defined in the Company Operating Agreement);

III.    Immediately prior to the execution of this Agreement, the Preferred Equity Conversion Event Notice has been delivered by BGO Manager to the members of the Company;

IV.    Pursuant to Section 9.07(a) of the Company Operating Agreement, the Preferred Equity Investment has been converted to a Common Equity Investment (as defined in the Company Operating Agreement) and in connection therewith Sun Life has received the Preferred Investment Total Return Amount (as defined in the Company Operating Agreement); and

V.      Pursuant to Section 9.07(b) of the Company Operating Agreement, and subject to and upon the terms and conditions of this Agreement, on the Effective Date, Sun Life shall contribute its entire Common Equity Investment (after giving effect to such conversion) (the “SL Interest”) to the Operating Partnership in exchange 13,000,000 Class E partnership units of the Operating Partnership (collectively, the “Consideration”), at a price per unit equal to $10.00.

NOW, THEREFORE, for and in consideration of the recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
GENERAL

Section 1.1             Certain Defined Terms.

As used herein:

“Affiliate” means, with respect to a specified Person, any other Person who, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such specified Person.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Adviser” means BentallGreenOak (U.S.) Limited Partnership.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Company” has the meaning ascribed thereto in the preamble to this Agreement.

“Company Operating Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Consideration” has the meaning ascribed thereto in the recitals to this Agreement.

“Control” or any derivation thereof, when used with respect to a specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, by contract or otherwise; provided, that a Person may still have control of a specified Person notwithstanding that one or more third parties may have rights to participate in major decisions of the specified Person.

“Effective Date” has the meaning ascribed thereto in the preamble to this Agreement.

“Investor” has the meaning ascribed thereto in the preamble to this Agreement.

“Lien” means any charge, mortgage, pledge, deed of trust, charge, easement, encroachment, security interest, restriction, claim, lien or other similar encumbrance.

“Liquidity Date” has the meaning ascribed thereto in Section 2.4.1.

“Notice” and “Notices” has the meaning ascribed thereto in Section 4.1.

“Operating Partnership” has the meaning ascribed thereto in preamble to this Agreement.

“Operating Partnership Agreement” shall mean the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as the same may be amended from time to time.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, unincorporated organization, governmental or regulatory body or other entity.

“Preferred Equity Conversion Event Notice” has the meaning ascribed thereto in the recitals to this Agreement.

“REIT” has the meaning ascribed thereto in the preamble to this Agreement.

“Share Repurchase Plan” means the REIT’s share repurchase plan, as in effect from time to time and as more fully described in the REIT’s prospectus in connection with its continuous public offering of its common stock pursuant to an effective Registration Statement on Form S-11 (including any replacement registration statement subsequently filed).

“SL Interests” has the meaning ascribed thereto in recitals to this Agreement.

“Sun Life” has the meaning ascribed thereto in the preamble to this Agreement.

“Sun Life Repurchase” has the meaning ascribed thereto in Section 2.4.1.

ARTICLE 2
CONTRIBUTION; ISSUANCE OF INTEREST

Section 2.1            Contribution; Issuance of Interest. Subject to the terms and conditions of this Agreement, as of the Effective Date, Sun Life does hereby contribute, convey, transfer, and assign the SL Interest to the Operating Partnership in exchange for the Consideration, and the Operating Partnership does hereby accept such contribution, conveyance, transfer and assignment of the SL Interest in exchange for such Consideration. Execution of this Agreement by the Operating Partnership constitutes execution by the Operating Partnership of the Company Operating Agreement.

Section 2.2             Issuance of Interest; Admission. Following the foregoing contribution described in Section 2.1, the Operating Partnership will own a Common Equity Interest (as such term is defined in the Company Operating Agreement) in the Company in the amount of $[ ]. The Operating Partnership is hereby agreed to be admitted as a member of the Company, and it is hereby acknowledged that the Operating Partnership shall have all of the rights of a Common Member (as such term is defined in the Company Operating Agreement) as set forth in the Company Operating Agreement. The Company hereby acknowledges and agrees to the contributions described in Section 2.1.

Section 2.3             Intended Tax Treatment. With respect to the contribution of the SL Interests, the parties intend that such contribution shall be treated as a contribution of property by Sun Life to the Operating Partnership pursuant to Section 721(a) of the Code, and, unless otherwise required by applicable law or the determination of any governmental authority, the parties will report such contribution for U.S. federal and all applicable state, local and foreign income tax purposes accordingly.

Section 2.4             Lock-Up; Redemptions and Repurchases. The Consideration received by Sun Life shall be subject to the following redemption and repurchase limitations:

2.4.1        Notwithstanding anything to the contrary in the Operating Partnership Agreement, prior to the date that is the earlier of (x) the date on which total gross proceeds from the REIT’s continuous public offering of its common stock pursuant to an effective Registration Statement on Form S-11 (including any replacement registration statement subsequently filed) and any private offering(s) from time to time of the REIT’s common stock (“Total Proceeds Raised”) reaches $1.5 billion, and (y) the third anniversary of the Effective Date (the “Liquidity Date”), Sun Life hereby agrees not to request the Operating Partnership to redeem, and the Operating Partnership shall not be required to redeem, the Consideration. Subject to the limitations set forth below, following the Liquidity Date, each month Sun Life may request the Operating Partnership to redeem, and the Operating Partnership shall be required to redeem upon such request, from Sun Life upon such request, a number of units in an amount not to exceed 25% of net inflows, calculated as follows: (a) 25%, multiplied by, (b) the difference of (i) total gross monthly proceeds from the REIT’s continuous public offering of its common stock pursuant to an effective Registration Statement on Form S-11 (including any replacement registration statement subsequently filed) and any private offering(s) from time to time of the Company’s common stock, minus (ii) the aggregate net asset value of monthly repurchases pursuant to the REIT’s Share Repurchase Plan, in each case, for the applicable month in which Sun Life makes a request (any such repurchase or redemption, a “Sun Life Repurchase”). The Operating Partnership hereby acknowledges and agrees that Sun Life shall not be subject to the limitation set forth in Section 8.5 of the Operating Partnership Agreement that prohibits the delivery of more than two Notices of Redemption (as defined in the Operating Partnership Agreement) during each calendar year. The Operating Partnership hereby acknowledges and agrees that, to the extent the Sun Life Repurchase is satisfied by a payment to Sun Life of the Cash Amount (as defined in the Operating Partnership Agreement), Sun Life shall not be subject to the requirements set forth in Section 8.5(c)(i), (ii) or (iii) of the Operating Partnership Agreement in connection with any Sun Life Repurchase.

2.4.2        The price per unit for each Sun Life Repurchase shall be equal to the most recently determined NAV per Class E partnership units of the Operating Partnership in effect at the time of such Sun Life Repurchase.

2.4.3        For so long as the Adviser or its Affiliate acts as investment adviser to the REIT and the Operating Partnership, the Operating shall not effect any Sun Life Repurchase with respect to any month in which either (i) the full amount of all shares of the REIT’s common stock requested to be repurchased under the Share Repurchase Plan are not repurchased or (ii) the Share Repurchase Plan has been suspended.

2.4.4        Should any Sun Life Repurchase, in the REIT’s judgment, place an undue burden on the REIT’s liquidity, adversely affect the REIT’s operations or risk having an adverse impact on the REIT as a whole, the Operating Partnership may elect not to redeem from Sun Life, or may offer to redeem less than the amount of the Sun Life Repurchase.

2.4.5        The Operating Partnership may in its sole discretion determine to suspend redemptions under this repurchase arrangement if it is prohibited from purchasing the Consideration by a legal, contractual or regulatory restriction applicable to it or its Affiliates.

2.4.6        The parties agree that the terms of the Operating Partnership Agreement shall govern Sun Life’s ownership of the Consideration; provided that, only to the extent the redemption terms set forth herein are different from those set forth in the Operating Partnership’s limited partnership agreement, as amended from time to time, the parties agree that the redemption terms set forth herein shall control with respect to the redemption by the Operating Partnership of the Consideration; provided further, that, the Operating Partnership agrees that (i) the Operating Partnership shall not charge Sun Life a redemption fee in connection with any redemption of the Consideration and (ii) subject to Section 9.2(d), (e) or (f) of the Operating Partnership Agreement, Sun Life may, without the consent of the REIT, transfer or otherwise assign the Consideration to its Affiliate.

2.4.7        The Operating Partnership and the REIT acknowledge and agree that Sun Life shall not be a DRIP Participant for the purposes of the Operating Partnership Agreement.

2.4.8        This Section 2.4 shall survive indefinitely.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1            Sun Life Representations and Warranties. Sun Life hereby represents and warrants to each of the REIT and the Operating Partnership that each of the following representations and warranties is true and correct as of the Effective Date:

3.1.1        Organization. Sun Life is duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.1.2        Power and Authority. Sun Life has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.1.3        Execution and Delivery. The execution, delivery and performance of this Agreement by Sun Life has been duly authorized by all necessary organizational action of Sun Life, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of Sun Life, enforceable against Sun Life in accordance with its terms, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally and general principles of equity.

3.1.4        Contravention. The execution and delivery of this Agreement and the transactions contemplated hereby will not (a) result in a material breach of any of the material terms and provisions of, or constitute a default under or conflict with, or create a right of termination under, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Sun Life pursuant to any material agreement, indenture, mortgage, lien, lease, consent, license, franchise or other material instrument to which Sun Life is bound or under which the assets of Sun Life are affected, (b) violate any law, rule regulation, judgment, order decree, writ or injunction applicable to Sun Life, in any material respect or (c) require any notice to, or approval or consent from, any Person other than any notices, consents or approvals that have been obtained or made on or prior to the Effective Date.

3.1.5        Broker. No broker, agent, or finder has been engaged by or on behalf of Sun Life in connection with the transactions contemplated under this Agreement.

3.1.6        Title. Immediately prior to the contribution described in Section 2.1, Sun Life owns 100% of all right, title and interest in and to the SL Interest free and clear of any Lien, and has not heretofore contributed, assigned, pledged or otherwise hypothecated the SL Interest.

Section 3.2             Investor Representations and Warranties. Each of the REIT and the Operating Partnership hereby represents and warrants to Sun Life that each of the following representations and warranties is true and correct as of the Effective Date:

3.2.1        Organization. The REIT is duly organized, validly existing and in good standing under the laws of the State of Maryland. The Operating Partnership is duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2.2        Power and Authority. The Investor has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2.3        Execution and Delivery. The execution, delivery and performance by the Investor of this Agreement have been duly authorized by all necessary organizational action of the Investor and, assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally and general principles of equity.

3.2.4        Broker. No broker, agent, or finder has been engaged on behalf of the Investor in connection with the transactions contemplated under this Agreement.

3.2.5        Consideration. The Consideration to be issued in connection with the transactions contemplated hereby, when so issued in accordance with the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights.

ARTICLE 4
MISCELLANEOUS

Section 4.1             Notices. To be effective, all notifications or notices, consents, approvals and disapprovals required or permitted by this Agreement to be given (each, a “Notice”, and, collectively, the “Notices”) must be in writing and (a) delivered by nationally recognized overnight delivery service, (b) personally delivered or (c) sent by electronic email transmission (including via .pdf files), with confirmation of receipt from recipient (that is not automatically generated). Notices shall be deemed received and effective (i) if sent as described in subdivisions (a) or (b), on the date actually received or the date delivery is refused, and (ii) if sent as described in subdivision (c) above, upon confirmation of receipt from the recipient (that is not automatically generated). Notices must be addressed in each case, as follows:

If to Sun Life:

                One Sun Life Executive Park, SC: 3093

                Wellesley Hills, MA 02481

If to the REIT or the Operating Partnership:

                c/o BentallGreenOak (U.S.) Limited Partnership

                399 Park Avenue, 18th Floor

                New York, NY 10022

Notices shall be valid only if served in the manner provided above. Notices may be sent by the attorneys for the respective parties and each such Notice so served shall have the same force and effect as if sent by such party. Each party will be entitled to change its address for purposes of notice in writing, communicated in the manner in accordance with the provisions of this Section 4.1.

Section 4.2             Governing Law. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of Delaware, without reference to conflicts of laws principles. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of relating to this Agreement. The parties hereto irrevocably elect Delaware as the exclusive judicial forum for the adjudication of any matters arising under or in connection with this Agreement or the transactions contemplated hereby, and consent to the exclusive jurisdiction of the federal or state courts sitting in Delaware. Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or the transactions contemplated hereby.

Section 4.3             Further Assurances. The parties hereto agree to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary (or as reasonably requested by another party) to reflect the transactions contemplated herein.

Section 4.4             Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

Section 4.5             Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts will have the same force and effect as if all parties hereto had executed a single copy of this Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by facsimile or other electronic communication (including by pdf email transmission) counterparts of the signature pages.

Section 4.6             Binding Effect. This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 4.7             Assignment. This Agreement may not be assigned by either party without the consent of the other party hereto, provided that Sun Life may, without the consent of the Company, the REIT or the Operating Partnership, assign this Agreement to its Affiliate.

Section 4.8             Third Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any Person as a third party beneficiary, decree, or otherwise.

Section 4.9             Interpretation. This Agreement will not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized Sun Life and Investor have contributed substantially and materially to the preparation and negotiation of this Agreement.

Section 4.10           Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all agreements heretofore had or made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

Section 4.11           Amendment. This Agreement may not be changed, modified or terminated, nor may any provision hereunder be waived, except by an instrument executed by the parties hereto.

Section 4.12           Severability. If any one or more of the provisions herein is for any reason held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provision herein, and this Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained herein.

Section 4.13           Survival. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement will not survive the Effective Date.

Section 4.14          Prevailing Party Attorney’s Fees. Should any party hereto employ an attorney to enforce any of the provisions hereof, the non-prevailing party(ies) in any final judgment agrees to pay the other party’s(ies) reasonable attorneys’ fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 4.14 shall survive the Closing.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the Effective Date.

SUN LIFE:

SUN LIFE (U.S.) HOLDCO 2020, INC.

By:
Name:
Title:

COMPANY:

BGO GENESIS HOLDING LLC

By:
Name:
Title:

REIT:

BGO INDUSTRIAL REAL ESTATE INCOME TRUST, INC.

By:
Name:
Title:

OPERATING PARTNERSHIP:

BGO IREIT OPERATING PARTNERSHIP LP

By: BGO Industrial Real Estate Income Trust, Inc., its general partner

By:
Name:
Title: